Exhibit 99.1

Amicus Therapeutics Opens Research Facility in San Diego

Cranbury, N.J. & San Diego, September 15, 2008 – Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company developing small molecule, orally-administered pharmacological chaperones for the treatment of human genetic diseases, today announced that the company has leased laboratory space for a focused, small scale research facility in San Diego. The facility will be used to support ongoing research into new applications of the company’s platform technology.

“With proof of concept for pharmacological chaperones now established, research at the San Diego facility will support Amicus’ efforts to expand our early stage pipeline,” said David Lockhart, Ph.D., chief scientific officer for Amicus Therapeutics. “Locating the new laboratory in San Diego allows us to complement and expand our existing research capabilities in Cranbury by tapping into the significant resources and expertise of the San Diego science and biotechnology community.”

“We believe pharmacological chaperones have significant potential to treat a broad range of genetic diseases,” added John Crowley, president and CEO of Amicus. “The focus of our research efforts in San Diego will be to assess new chaperone applications in diseases with high unmet medical needs and larger patient populations particularly in the areas of neurodegenerative and metabolic disorders. This small scale facility will complement our core research and development activities in New Jersey.”

The new laboratory space was included in Amicus’ operating plan and budget for 2008 as part of increased investment in research beyond the lysosomal storage disorders. Amicus expects to begin occupying the space immediately.

About Amicus Therapeutics

Amicus Therapeutics is a biopharmaceutical company developing novel, oral therapeutics known as pharmacological chaperones for the treatment of a range of human genetic diseases. Pharmacological chaperone technology involves the use of small molecules that selectively bind to and stabilize proteins in cells, leading to improved protein folding and trafficking, and increased activity. Amicus is initially targeting lysosomal storage disorders, which are severe, chronic genetic diseases with unmet medical needs. Amicus has completed Phase 2 clinical trials of Amigal for the treatment of Fabry disease and is conducting Phase 2 clinical trials of Plicera for the treatment of Gaucher disease and AT2220 for the treatment of Pompe disease.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Amicus Therapeutics’ research and discovery programs. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the potential scope, progress, timing and outcomes of the company’s research and discovery programs, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the potential that results of research, discovery and pre-clinical studies indicate that the product candidates are unsafe or ineffective; and, our dependence on third parties in the conduct of our research and discovery efforts; further, the results of earlier research and discovery efforts, pre-clinical studies and clinical studies may not be predictive of future results; and other risks detailed in our annual Report on Form 10-K for the year ended December 31, 2007, and our other public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contacts:

Investors:	Media:
John Quirk Porter Novelli Life Sciences (212) 601-8296	Amy Speak Porter Novelli Life Sciences (617) 897-8262

FOLD -G